UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2013

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 366-3452

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On April 1, 2013, Industrial Services of America, Inc. (the “Company") and Blue Equity, LLC ("Blue Equity”) entered into the Management Services Agreement (the “Management Agreement”).  Under the Management Agreement, Blue Equity will provide the Company with day-to-day senior executive level operating management supervisory services. Blue Equity will also provide business, financial, and organizational strategy and consulting services, as the Company's board of directors may reasonably request from time to time.

The Management Agreement provides that the Company will pay Blue Equity a monthly management fee of $85,000, along with reimbursement of out-of-pocket expenses as defined in the Management Agreement. Subject to shareholder approval and vesting provisions as set forth in the Stock Option Agreement dated as of April 1, 2013 between the Company and ISA (the “Stock Option Agreement”), the Company granted options for a total of 1,500,000 shares of its common stock to Blue Equity at an exercise price per share of $5.00. If there is a Change of Control Transaction involving the Company during the term of the Management Agreement or within 12 months following its expiration, the Management Agreement provides for a bonus equal to 1% of the excess amount, if any, of the aggregate Consideration (as defined) exceeding $30.0 million paid directly or indirectly to the Company or its shareholders in connection with the transaction. The Management Agreement provides for a 12-month term beginning April 1, 2013, subject to earlier termination upon mutual agreement or upon circumstances set forth in the agreement.

Also on April 1, 2013, the Company issued 125,000 shares of its common stock to Blue Equity in a private placement at a per share purchase price of $4.00. The Management Agreement also provides that, upon the occurrence of a Subsequent Event Closing (as defined), Blue Equity or one of its affiliates will purchase an additional 225,000 shares of common stock from the Company at a per share purchase price of $4.00. The Company's obligation to issue the 225,000 shares of common stock is subject to obtaining any necessary shareholder approval and other consents. All shares of common stock issued by the Company to Blue Equity in connection with the Management Agreement and Stock Option Agreement are subject to piggyback registration rights. If the Company terminates Blue Equity's services without Cause (as defined) or if Blue Equity resigns for Good Reason (as defined) or following the shareholders failure to approve the issuance of the stock options, Blue Equity has the right to cause the Company to redeem the 125,000 shares of common stock at the original purchase price of $4.00 per share.

The foregoing description of the Management Agreement, including the Stock Option Agreement attached thereto as Attachment A, is qualified in its entirety by reference to the full text of the Management Agreement, including the Stock Option Agreement, a copy of which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference. The Company has relied upon the exemption from registration for private placements of securities set forth in Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01        Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.     Description

10.1	Management Services Agreement dated as of April 1, 2013, between the Company and Blue Equity, LLC, including the Stock Option Agreement attached thereto as Attachment A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date:	April 5, 2013	By:	/s/ Alan Schroering
Alan Schroering
Vice-President of Finance and Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.     Description

10.1	Management Services Agreement dated as of April 1, 2013, between the Company and Blue Equity, LLC, including the Stock Option Agreement attached thereto as Attachment A.